Exhibit 99.1

The expenses to be incurred by Zions Bancorporation (the “Company”) relating to the registration and offering of 9,600,000 depositary shares, each representing a 1/40th interest in the Company’s Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock pursuant to a Registration Statement on Form S-3 (File No. 333-132868) and a related prospectus supplement filed with the Securities and Exchange Commission on December 6, 2006 are estimated to be as follows:

Estimated Fees
SEC registration fee	$25,680
Legal fees and expenses	$100,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$125,000
Printing fees	$20,000
Rating agency fees	$300,000
Miscellaneous	$9,320
Total expenses	$580,000